CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

I, L. Allen Plunk, the Executive Vice President, Chief Financial Officer and Secretary of Viewlocity, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Form 10-Q of the Company for the quarter year ended June 30 31, 2003 (the “Form 10-Q”), to my knowledge, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003

/s/ L. Allen Plunk
L. Allen Plunk
Executive Vice President, Chief Financial Officer and Secretary

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1034, as amended.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Viewlocity, Inc. and will be retained by Viewlocity, Inc. and furnished to the Security and Exchange Commission or its staff upon request.